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                                                               Exhibit 99.(2)(n)




   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report on Managed High Yield Plus Fund Inc. dated July 7, 2004 in this Registration Statement (Form N-1A Nos. 333-120645 and 811-08765).





                               /s/ ERNST & YOUNG LLP
                               ------------------------------
                               ERNST & YOUNG LLP

New York, New York
January 24, 2005